Exhibit 3.e.

BYLAWS

OF

LOGAN COUNTY BANCSHARES, INC.

ARTICLE  I - OFFICES

The Corporation shall maintain its principal office in the State of West Virginia.  The Corporation may have such other offices, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from, time to time.

ARTICLE  II - SHAREHOLDERS

SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the third Thursday in April of each year or at such other time as may be fixed by the Board of Directors, provided that notice thereof be given as hereinafter provided.  The purpose of the annual meeting shall be to elect directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of West Virginia, such meeting shall be held on the next succeeding business day.

SECTION 2.  Special Meetings.  Special meetings of the shareholders may be called by the Chairman of the Board, President or Board of Directors and shall also be called by the Chairman of the Board, President or Secretary or any director at the request, in writing, of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting, provided that such request shall state the purpose or purposes of the proposed special meeting and shall be given to the Board of Directors no later than 30 days prior to the date of such meeting.

SECTION 3.  Shareholder Proposals.  Any matter or proposal to be raised by any shareholder at any Annual Meeting or Special Meeting of shareholders must be submitted in writing to the Board of Directors no later than 30 days prior to the date of any such meeting.  The

Board of Directors, in their discretion, shall have the authority to decide whether such proposals should be presented to the rest of the shareholders for their approval.

SECTION 4.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual or special meeting.

SECTION 5.  Notice of Meeting.  Written or printed notice shall be given to each shareholder of record entitled to vote at such meeting, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, Secretary, or officer or persons calling the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 6.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, the record date shall be set in advance by a resolution of the Board of Directors calling the meeting of the shareholders or declaring such dividend, as the case may be; provided, however, that in no event shall such record date be more than fifty days prior to the date proposed for such meeting or dividend declaration, and in the case of such meeting, not less than ten days prior to the date on which the meeting is to take place.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the shareholders’ addresses and the number of shares held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

SECTION 8.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice.  At any reconvened session of such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 9.  Manner of Action.  The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or herein, except that in the case of electing directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

SECTION 10.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided therein.

SECTION 11.  Presiding Officer and Secretary.  At every meeting of shareholders, the Chairman of the Board, or in his absence, the President, or in his absence, a Vice President, or if none be present, the appointee of the meeting, shall preside.  The Secretary, or in his absence, an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

ARTICLE  III - BOARD OF DIRECTORS

SECTION 1.  Number and Tenure.  The business of the Corporation shall be managed by a Board of Directors.  The number of directors shall not be less than three, until otherwise determined by a resolution of the Board of Directors.  Each director shall be elected annually by the shareholders for the term of one year, and shall serve until the election and acceptance of his duly qualified successor, unless sooner removed by action of the shareholders.

SECTION 2.  Regular Meetings.  A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or any other two directors.  The person or persons calling the special meetings of the Board of Directors may fix the glace for holding any such special meeting.

SECTION 4.  Notice.  Notice of any special meeting and the purpose thereof shall be given not less than five days prior thereto if given by written notice delivered or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Notice of any special meeting and the purpose thereof shall be given not less than twenty-four hours prior thereto if given by person or by telephone.  When any meeting is being called for the purpose of amending the Bylaws or for the purpose of authorizing the sale of all or substantially all of the assets of the Corporation, notice shall be given to each and every director and shall set forth the nature of the business intended to be transacted.  Any director may waive notice of any meeting in writing.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.  Quorum.  A majority of the number of directors fixed by Section 1 of this ARTICLE III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting until a quorum is present.

SECTION 6.  Participation by Communications Equipment.  To the extent permitted by law, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment if all persons participating at such meeting can hear each other.  Participation in a meeting by such means shall constitute presence in person at the meeting.

SECTION 7.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors.

SECTION 9.  Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 10.  Informal Action By Directors.  Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, which sets forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.  Such written consent and adopted resolutions shall be filed with the minutes of the proceedings of the Board of Directors or of such committee.

SECTION 11.  Removal of Directors.  At a meeting called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors.  If less than the entire Board is to be removed, no director may be removed if the votes of the number of shares cast against his/her removal would be sufficient to elect him.

Whenever the shareholders of any class are entitled to elect one or more directors pursuant to the Articles of Incorporation, the provisions of this section shall apply, with respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

SECTION 12.  Resignation of Directors.  Any director may resign his office at any time, such resignation to be made in writing to the Board of Directors at the address of the Corporation, and shall take effect as provided in such writing, or upon receipt by the Corporation if no effective date is provided in such writing.

SECTION 13.  Executive Committee.  The Board of Directors may, in its discretion, by the affirmative vote of a majority of the Board of Directors, designate an Executive Committee to consist of the Chairman of the Board, President and one or more other directors as the Board of Directors may from time to time determine.  The Board of Directors shall have the power at any time to change the membership of said Committee, to fill vacancies in it, or to dissolve it.  The Executive Committee shall have and may exercise all the authority of the Board of Directors, except the powers to amend the Articles of Incorporation, adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amend the Bylaws of the Corporation, or exercise, any other authority of the Board of Directors which is not permitted by law.  A majority of the members of the Executive Committee shall constitute a quorum.

SECTION 14.  Other Committees.  The Board of Directors may, in its discretion, by resolution adopted by the affirmative vote of a majority of the Board of Directors, establish other committees from the Directors which shall have not less than three members, and to such extent as shall be provided in such resolution or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise any or all of the powers so delegated to them.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, to suspend the powers of, or to dissolve any such committee.  A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.

ARTICLE  IV - OFFICERS

SECTION 1.  Number.  The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The President shall be a director.  One or more Vice Presidents may be elected, if any, as the Board of Directors may determine, and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2.  Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as it may conveniently be held.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the teat.

SECTION 5.  Chairman of the Board.  The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  He shall have authority for the general supervision, management and control of the business and affairs of the Company and shall perform all other duties and exercise all other powers as are incident to the Office of Chairman of the Board and as may be prescribed by these Bylaws.  The Chairman of the Board shall preside at all meeting s of the shareholders and of the Board of Directors.  He may vote the stock or other securities of any other domestic or foreign corporation which may at any time be owned by the Company, may execute any shareholders’ or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company.  He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  President.  The Board of Directors shall appoint one of its members to be President of the Company.  In the absence Of the Chairman of the Board, he shall preside at any meeting of shareholders and of the Board of Directors.  The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.  The President shall see that the books, reports, statements and certificates required by the West Virginia Corporation Act are properly kept, made and filed according to law.

SECTION 7.  Vice President.  In the absence of, or disability of, the President, the Vice President or, if there be more than one Vice President, a Vice President designated by the Board of Directors, shall perform the President’s functions and duties so long as such absence or disability continues.  The Vice President(s) shall have such powers and duties as may, from time to time, be conferred by the Board of Directors.

SECTION 8.  Secretary.  The Secretary shall:  (a) keep the minutes of the shareholders’ meetings and of the Board of Directors meetings in one or more books provided for that purpose;  (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;  (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation and under its seal is duly authorized;  (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;  (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the Chairman of the Board, President or Board of Directors.

SECTION 9.  Treasurer Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall:  (a) receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and  (b) in general perform all of the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Chairman of the Board, President or Board of Directors.

SECTION 10.  Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Chairman of the Board, President or the Board of Directors.

SECTION 11.  Salaries.  The salaries of the officers shall be fixed, from time to time, by the Board of Directors and no officer s all be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE  V - CONTRACTS, DEEDS AND LOANS

SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2.  Deeds.  All deeds made by the Corporation shall be signed in the name of the Corporation by the Chairman of the Board, President, or such other person as may be authorized thereunto by the Board of Directors.

SECTION 3.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

ARTICLE  VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Shares.  Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President and by the Secretary or by such other officers that is authorized by law and by the Board of Directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation when the holder of record thereof or his legal representative, who shall furnish proper evidence of authority to transfer, or his attorney, authorized by power of attorney duly executed and filed with the Secretary of the Corporation, has surrendered for cancellation the certificate for each share.  The person in whose name that the shares stand on the books of the Corporation shall be the owner thereof for all purposes.

ARTICLE  VII - ACCOUNTING YEAR

The accounting year of the Corporation shall be determined by the Board of Directors.

ARTICLE  VIII - DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and subject to the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE  IX - SEAL

The Corporation may have a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation, the state of incorporation and the words “Corporate Seal.”

ARTICLE  X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, filed with the records of the meeting, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE  XI - INDEMNIFICATION

The Corporation shall indemnify officers and directors to the extent permitted, and in the manner provided by subsections (a) through (g) of Section 31-1-9 of the West Virginia Corporation Act, as amended, and shall have power to make any other or further indemnity permitted under the laws of the State of West Virginia.

ARTICLE  XII - AMENDMENTS

These Bylaws may be altered, amended, repealed, or added to by the Board of Directors at a meeting of the Board of Directors called or that purpose, provided that the notice for such meeting sets forth the amendments being proposed.  The Board of Directors’ power to alter, amend or repeal the Bylaws or adopt new Bylaws is subject to repeal or change by action of the shareholders.

I certify that the foregoing are the Bylaws adopted by the Board of Directors of LOGAN COUNTY BANCSHARES, INC. this 3rd day of December, 1984.

/s/ Eddie Canterbury
Eddie Canterbury, Secretary